UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/15/2006

MCG Capital Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-33377

Delaware	54-1889518
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209
(Address of principal executive offices, including zip code)

(703) 247-7500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

The Compensation Committee of the Board of Directors of MCG Capital Corporation met on February 15, 2006, and awarded annual bonuses for the Chief Executive Officer and other executive officers. The Committee, composed entirely of independent members of the Board of Directors, approved an annual discretionary cash bonus for 2005 in the amount of $147,570 for each of Bryan J. Mitchell, Chief Executive Officer, Steven F. Tunney, President and Chief Operating Officer, B. Hagen Saville, Executive Vice President of Business Development, Samuel G. Rubenstein, Executive Vice President and General Counsel and Robert J. Merrick, Executive Vice President and Chief Credit Officer. Michael R. McDonnell, Executive Vice President and Chief Financial Officer was awarded a cash bonus of $300,000 pursuant to the terms of his employment agreement.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG Capital Corporation

Date: February 22, 2006	By:	/s/ Michael R. McDonnell
Michael R. McDonnell
Chief Financial Officer